As filed with the Securities and Exchange Commission on August 28, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Richmond House
12 Par-la-Ville Road
Hamilton HM 08, Bermuda
(Address of Principal Executive Offices, Including Zip Code)

Helen of Troy Limited
2025 Stock Incentive Plan
(Full title of the plan)

W. Crews Lott, General Counsel and Secretary
c/o Helen of Troy Texas Corporation
201 E. Main Street, Suite 300
El Paso, Texas 79901
(Name and address of agent for service)

(915) 225-8000
(Telephone number, including area code, of agent for service)
with a copy to:
Amar Budarapu
Baker & McKenzie LLP
1900 N. Pearl Street, Suite 1500
Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register an additional 965,000 of the Company's common shares, par value US$0.10 per share (the “Common Stock”) for issuance under the Helen of Troy Limited 2025 Stock Incentive Plan (the “Plan”), which was amended by Amendment No. 1 adopted on June 10, 2026, by the Company's Board of Directors and approved by shareholders on August 25, 2026, in order to increase the number of shares of Common Stock available for issuance under the Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S‑8 (Registration No. 333-289771), filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2025, and of the Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-227074) filed with the Commission on August 22, 2025, including all exhibits filed therewith or incorporated therein by reference, are incorporated herein by reference and made a part hereof, except as the same may be modified by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents, which we previously filed with the Commission pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a) Our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed with the Commission on April 23, 2026;
(b) Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2026, filed with the Commission on July 8, 2026;
(c) Our Current Report on Form 8-K filed with the Commission on May 19, 2026 and August 26, 2026; and
(d) The description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description, including without limitation, the description of our Common Stock contained in the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

We incorporate by reference in this registration statement all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish (but not file) to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.
The following are filed as exhibits to this registration statement:

Exhibit No.	Description
4.1	Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed with the Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2	Amended and Restated Bye-Laws (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, File No. 001-14669, filed with the Securities and Exchange Commission on June 27, 2016).

5.1*	Opinion of Conyers Dill & Pearman Limited.

10.1†	Helen of Troy Limited 2025 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 21, 2025).

10.2†
Amendment No. 1 to the Helen of Troy Limited 2025 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2026).

23.1*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

107*	Filing fee table.

* Filed herewith.
† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 25th day of August, 2026.

HELEN OF TROY LIMITED

By:	/s/ G. Scott Uzzell
G. Scott Uzzell
Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Brian L. Grass and W. Crews Lott, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as such person may or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ G. Scott Uzzell	Chief Executive Officer and Director	August 25, 2026
G. Scott Uzzell	(Principal Executive Officer)

/s/ Brian L. Grass	Chief Financial Officer	August 25, 2026
Brian L. Grass	(Principal Financial Officer and Principal Accounting Officer)

/s/ Krista L. Berry	Director	August 25, 2026
Krista L. Berry

/s/ Thurman K. Case	Director	August 25, 2026
Thurman K. Case

/s/ Marlo M. Cormier	Director	August 25, 2026
Marlo M. Cormier

/s/ Mitchell E. Fadel	Director	August 25, 2026
Mitchell E. Fadel

/s/ Tabata L. Gomez	Director	August 25, 2026
Tabata L. Gomez

/s/ Elena B. Otero	Director	August 25, 2026
Elena B. Otero

/s/ Beryl B. Raff	Director	August 25, 2026
Beryl B. Raff

/s/ Darren G. Woody	Director	August 25, 2026
Darren G. Woody